EXHIBIT 1.01

Avanos Medical, Inc.
Conflict Minerals Report
For the Year Ended December 31, 2024

I.Introduction
This Conflict Minerals Report (this “Report”) by Avanos Medical, Inc. is for the period from January 1, 2024 to December 31, 2024 (the “Reporting Period”). Unless the context otherwise indicates, the terms “Avanos,” “Company,” “we,” “us,” and “our” mean Avanos Medical, Inc. and its consolidated and combined subsidiaries.
This Report is intended to comply with Rule 13p-1 of the Securities Exchange Act of 1934, as amended (the “Rule”). The Rule imposes certain reporting obligations on public companies that manufacture or contract to manufacture products containing conflict minerals that are necessary to the functionality or production of their products. Form SD defines “conflict minerals” as cassiterite, columbite-tantalite, gold, wolframite and their derivatives, which are currently limited to tin, tantalum and tungsten. We identified tin, tantalum, tungsten and gold (“3TGs”) that are necessary to the functionality or production of certain products that we manufactured or contracted to manufacture during the Reporting Period.
As described in this report, Avanos has reason to believe that some of the 3TGs present in its supply chain may have originated in the Democratic Republic of the Congo (the “DRC”) or an adjoining country (collectively, “Covered Countries”). Therefore, we performed a reasonable country of origin inquiry (the “RCOI”) to determine whether any of the 3TGs in our products originated from the Covered Countries or were from recycled or scrap sources. Based on the RCOI, we determined that we may have some suppliers that sourced 3TGs from the Covered Countries, and we proceeded to conduct due diligence on our supplier base. The results of our due diligence are discussed below.
II.Company Overview
A.Our Business
Avanos is a medical technology company focused on delivering clinically superior medical device solutions that will help patients get back to the things that matter. Avanos is committed to addressing some of today’s most important healthcare needs, including providing a vital lifeline for nutrition to patients from hospital to home, and reducing the use of opioids while helping patients move from surgery to recovery. Avanos develops, manufactures and markets its recognized brands globally and hold leading market positions in multiple categories across our portfolio.
The address of Avanos’ principal executive office is 5405 Windward Parkway, Suite 100 South, Alpharetta, Georgia 30004, and our telephone number is (844) 428-2667.
B.Business Segment
We conduct our business in two operating and reportable segments that provide our medical device products to healthcare providers and patients globally with manufacturing facilities in the United States and Mexico. We provide a portfolio of innovative product offerings within our Specialty Nutrition Systems and Pain Management and Recovery segments to improve patient outcomes and reduce the cost of care.
Specialty Nutrition Systems is a portfolio of products including:
•Enteral feeding, which includes products such as our MIC-KEY enteral feeding tubes and Corpak patient feeding solutions. Enteral feeding accounted for 42% of our consolidated net sales in the year ended December 31, 2024.
•Neonate solutions feeding products comprised of our NeoMed neonatal and pediatric feeding solutions. Neonate solutions accounted for 16% of our consolidated net sales in the year ended December 31, 2024.
Pain Management and Recovery is a portfolio of products including:
•Surgical pain and recovery products such as ON-Q and ambIT surgical pain pumps and Game Ready cold and compression therapy systems. The surgical pain and recovery product category accounted for 18% of our consolidated net sales in the year ended December 31, 2024.
•Radiofrequency Ablation (“RFA”) solutions, which provide minimally invasive pain relief therapies, such as our COOLIEF pain therapy and our Trident and ESENTEC RFA products used to treat chronic pain conditions. Our interventional pain product category accounted for 24% of our consolidated net sales in the year ended December 31, 2024.

C.Our Products
For the Reporting Period, as applicable, we conducted an analysis of our Specialty Nutrition Systems and Pain Management and Recovery products to determine which, if any, were likely to contain 3TGs. The analysis identified that 3TGs were necessary to the functionality or production of certain products that we manufactured or contracted to manufacture during the Reporting Period. This was the case especially for the electrical components of such products.
III.Description of Reasonable Country of Origin Inquiry (“RCOI”)
We began our scoping process by developing a list of our suppliers that provide us with products that may contain one or more of the 3TGs. We then populated the list with contact information and provided it to our third-party service provider (the “Service Provider”). The supplier list was then uploaded to our Service Provider’s software tool that allows us to store and manage supplier requests and documentation.
Our Service Provider then conducted the supplier survey portion of the RCOI utilizing the Conflict Minerals Reporting Template (the “CMRT”) developed by the Responsible Business Alliance and The Global e-Sustainability Initiative. The CMRT was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain. It includes questions regarding a direct supplier’s conflict minerals policy, due diligence process, and supply chain, including such supply chain information as the names and locations of smelters and refiners.
As part of the supplier survey, suppliers were asked to complete the CMRT. All communications were tracked and monitored in the Service Provider’s software tool. Non-responsive suppliers were contacted a minimum of 3 times. Any suppliers that continued to be non-responsive were advanced to an escalation phase and further contacted on an individual basis.
To ensure that our suppliers understood our expectations regarding the sourcing of 3TGs, we and our Service Provider offered training to them though webinars, videos, documents, and one-on-one discussions. The offering included our Service Provider’s Learning Management System, which allowed access to our Service Provider’s Conflict Minerals training course. This training was tracked based on completion. All suppliers were encouraged to complete all the modules in the course.
The RCOI also included automated data validation on all submitted CMRTs. The goal of data validation is to increase the accuracy of submissions. All submitted CMRTs were classified as valid or invalid. All suppliers who submitted CMRTs that were classified as invalid were contacted to address items such as incomplete data, missing smelter information, or inconsistent answers. All of these communications were monitored and tracked in our Service Provider’s software system. As of May 26, 2025, there were only 4 invalid submission that had not been corrected by the supplier.
Based on the RCOI, we determined that we may have some suppliers that sourced 3TGs from the Covered Countries; therefore, in an effort to locate mines with the greatest possible specificity, we conducted due diligence on our supplier base.
IV.Due Diligence
A.Design of Due Diligence
We designed our due diligence procedures to conform, in all material respects, with the due diligence framework presented by the Organisation for Economic Co-operation and Development (“OECD”) in the publication OECD (2013) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Second Edition, and the related Supplements for tin, tantalum, tungsten and gold (the "Guidance").
Avanos’ conflict minerals due diligence process includes the five steps described in the Guidance, namely: (1) establishing strong company management systems, (2) identifying and assessing risks in our supply chain, (3) designing and implementing a strategy to respond to identified risks, (4) utilizing independent third-party audits, and (5) publicly reporting on our supply chain due diligence. A summary of our due diligence measures is outlined below.
B.Performance of Due Diligence
Step 1.    Establishing Strong Company Management Systems
a.Internal Team
We organized a Conflict Minerals Committee comprised of individuals in management positions across multiple departments, namely Legal, Procurement, and Finance. The Committee leads our conflict minerals compliance effort and is responsible for implementing our conflict minerals compliance strategy and for overseeing the program.
b.Control Systems
We have applicable policies and statements such as a Code of Conduct that outlines expected behaviors for all Avanos employees, a Supplier Social Compliance Standard that outlines expected behaviors for all Avanos vendors, and a Conflict

Minerals Policy Statement (the “Statement”). All three items are available on our website. The Statement, in particular, can be found in the Investor Relations section of our website, under Corporate Governance, at https://avanos.investorroom.com.
c.Supplier Engagement
We utilized our Service Provider’s software reporting tool, and the CMRT to collect Conflict Minerals declarations from our supply base. The software tool allowed us to assist our suppliers in understanding our expectations and requirements and increase the rate of responses we received from our suppliers to our survey requests. We also communicated with relevant suppliers our expectation that they assist us in complying with our efforts related to our conflict minerals program. This includes obtaining information from them to support the chain of custody of the 3TGs identified in our products.
d.Grievance Mechanisms
We have several mechanisms that allow people to alert Company management about any concerns they may have about our compliance or ethics. Our Code of Conduct sets out ways to report concerns, including a Code of Conduct Hotline and Online Reporting tool, which both allow reports, in any language, to be made confidentially and anonymously at the election of the person making the report. We also have made publicly available on our website policies for communicating with our Board of Directors and with our compliance-oversight Committees of the Board, namely the Audit Committee and the Compliance Committee. These mechanisms are available to people who may be concerned about compliance with our conflict minerals program or with any other compliance matter.
e.Record Maintenance
We maintain a company-wide document retention policy. The policy extends to the documents accumulated in performing our due diligence for this Report and requires that the documents be retained for a period of ten years. In addition, our Service Provider stores all of the information and findings from this process in a database that can be audited by internal or external parties.
Step 2.    Identify and Assess Risks in the Supply Chain
Due to the complexity of our products and supply chain, it is difficult for us to identify indirect suppliers. We have relied on responses from our direct suppliers to provide us with information about the source of conflict minerals contained in the parts and components they supply to us. Similarly, our direct suppliers also rely on information provided to them by their suppliers. This chain of information creates a level of uncertainty and risk about the accuracy of the information. We will continue to monitor, adapt, and modify our due diligence practices to conform to recognized industry best practices.
In accordance with the Guidance, it is important to understand risk levels associated with conflict minerals in the supply chain. Each facility that meets the Responsible Minerals Initiative (“RMI”) definition of a smelter or refiner of a 3TG mineral is assigned a risk of high, medium or low based on 5 scoring criteria, namely: (1) geographic proximity to the DRC and Covered Countries; (2) known mineral source country of origin; (3) responsible Minerals Assurance Process audit status; (4) credible evidence of unethical or conflict sourcing; and (5) peer assessments conducted by credible third-party sources.
Additionally, we evaluated suppliers on their conflict minerals program strength. Many companies continue to develop their programs and still provide an answer of “unknown” in response to our survey questions. We used the following criteria to evaluate the strength of their programs, with the capital letters, below, corresponding to the ones in the CMRT declaration tab:
A. Have you established a conflict minerals sourcing policy?
E. Have you implemented due diligence measures for conflict-free sourcing?
G. Do you review due diligence information received from your suppliers against your company’s expectations?
H. Does your review process include corrective action management?
When suppliers meet or exceed those criteria (Yes to at least A, E, G, H), they are deemed to have a strong program. When suppliers do not meet those criteria, they are deemed to have a weak program.
Our identification and risk assessment process also involves: (1) seeking information about 3TG smelters and refiners in our supply chain by requesting that our suppliers complete the CMRT, (2) verifying those smelters and refiners with RMI lists, (3) conducting the due diligence review, and (4) obtaining additional documentation and verification, as applicable. We believe that the inquiries and analysis described above represent a reasonable effort to determine the mines or locations of origin of the 3TGs in our Covered Products.
Step 3.    Design and Implement a Strategy to Respond to Identified Risks
Our Supplier Social Compliance Standards and Conflict Minerals Policy Statement sets out our expectations for our suppliers. If these expectations are not met, the business relationship between us and the supplier will be evaluated. For example, if we find that we source 3TGs that directly or indirectly finance or benefit armed groups in the Covered Countries, we will encourage the applicable supplier to establish an alternative source of the minerals that does not support such conflict. If an alternative source cannot be found or the supplier chooses not to respond to this risk, we will assess whether or not we can replace the supplier. We have found no instance to date where we believed it was necessary to implement such risk mitigation efforts.
Step 4.    Utilize Independent Third-Party Audits
We do not have a direct relationship with smelters and refiners (“SORs”) and do not perform or direct audits of these entities. Instead, we rely on third party assurances and certifications such as from the RMI’s Responsible Minerals Assurance Process.
Step 5.    Publicly Report on Supply Chain Due Diligence
This Report, which constitutes our annual report on our due diligence efforts, is available on our website in the Investors section, under Financial Information, at https://avanos.investorroom.com. This Report also is filed with the SEC.
V.Results of Due Diligence
A.Survey Results
As described above, we surveyed our supply chain and reviewed the responses to determine whether further engagement with our suppliers was required. The determination to further engage with them was based on criteria such as untimely responses, incomplete responses, and inconsistencies within the data reported. Suppliers who provided a CMRT were asked to submit SOR information. The results are discussed in the Smelters and Refiners section below.
B.Efforts to Determine Mine or Location of Origin
Because we do not have relationships with the smelters and refiners, we relied on requests to our suppliers that they complete the RMI template. We believe that process suffices as a good faith effort to determine the identity of the mines or the locations of origin of 3TGs in our supply chain.
C.Smelters and Refiners
Of the suppliers we surveyed, many completed the RMI template at the company or business unit level, and they were unable to verify that 3TGs from the processing facilities they listed were in components they supplied to us. The quality of the responses we received from suppliers varied. Many responses provided via the CMRT included the names of facilities listed by the suppliers as SORs. The CMRT responses that did not list at least one smelter for each 3TG were considered invalid, and our Service Provider followed up on these responses, urging suppliers to resubmit the form and include the smelter information. There are still suppliers that were unable to provide SORs used for the materials supplied to us.
For all the CMRT responses that indicated a smelter, our Service Provider compared them to the list of smelters maintained by the RMI. As of May 26, 2025, we validated 361 SORs. Appendix A lists only the SORs that our suppliers reported as being in their supply chains and that we validated. Appendix B is a compilation of countries of origin, setting out the countries from which the reported facilities source their conflict minerals.
As our suppliers have been largely unable to provide us with the information necessary to determine country of origin at the product level, we are unable to provide additional SOR names or country of origin information at this time. We will continue to work with our suppliers to obtain smelter information at the product level.
VI.Future Steps to be Taken
We are committed to complying with the provisions of the Rule and expect to continue our efforts to improve our conflict minerals program. As we further develop our program, we intend to take the following steps to mitigate the risk that any of the 3TGs contained in our products could benefit armed groups in the Covered Countries. These may include, but are not limited to, the following:
•Further engage with suppliers and direct them to training resources to increase our survey response rate and improve the content of the responses;
•Continue to invest in due diligence tools for our conflict minerals program;
•If applicable, engage any of our suppliers found to be supplying 3TGs from sources that support conflict in the Covered Countries to establish an alternative source of 3TGs that does not support such conflict;
•Continue to respond to industry trends and legal requirements to improve the traceability of 3TGs in our supply chain; and

•Further encourage suppliers to provide responses at the product level to enable us to determine which smelters and refiners actually process 3TGs contained in our products.

APPENDIX A
The table below lists the smelters or refiners ("SORs") identified by our direct suppliers that may have been used to process 3TGs necessary to the functionality or production of our products in 2024.

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID	RMAP Audit Status
Gold	8853 S.p.A.	Italy	CID002763	Non Conformant
Gold	ABC Refinery Pty Ltd.	Australia	CID002920	Outreach Required
Gold	Abington Reldan Metals, LLC	United States Of America	CID002708	Conformant
Gold	Advanced Chemical Company	United States Of America	CID000015	Conformant
Gold	African Gold Refinery	Uganda	CID003185	RMI Due Diligence Review - Unable to Proceed
Gold	Agosi AG	Germany	CID000035	Conformant
Gold	Aida Chemical Industries Co., Ltd.	Japan	CID000019	Conformant
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	CID002560	Non Conformant
Gold	Albino Mountinho Lda.	Portugal	CID002760	Outreach Required
Gold	Alexy Metals	United States Of America	CID003500	Non Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	CID000041	Conformant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	CID000058	Conformant
Gold	Argor-Heraeus S.A.	Switzerland	CID000077	Conformant
Gold	Asahi Pretec Corp.	Japan	CID000082	Conformant
Gold	Asahi Refining Canada Ltd.	Canada	CID000924	Conformant
Gold	Asahi Refining USA Inc.	United States Of America	CID000920	Conformant
Gold	Asaka Riken Co., Ltd.	Japan	CID000090	Conformant
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	CID000103	Outreach Required
Gold	Attero Recycling Pvt Ltd	India	CID004697	Outreach Required
Gold	AU Traders and Refiners	South Africa	CID002850	Non Conformant
Gold	Augmont Enterprises Private Limited	India	CID003461	Non Conformant
Gold	Aurubis AG	Germany	CID000113	Conformant
Gold	Bangalore Refinery	India	CID002863	Active
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	CID000128	Conformant
Gold	Boliden Ronnskar	Sweden	CID000157	Conformant
Gold	C. Hafner GmbH + Co. KG	Germany	CID000176	Conformant
Gold	Caridad	Mexico	CID000180	Outreach Required
Gold	CCR Refinery - Glencore Canada Corporation	Canada	CID000185	Conformant
Gold	Cendres + Metaux S.A.	Switzerland	CID000189	Non Conformant
Gold	CGR Metalloys Pvt Ltd.	India	CID003382	Outreach Required
Gold	Chimet S.p.A.	Italy	CID000233	Conformant
Gold	Chugai Mining	Japan	CID000264	Conformant
Gold	Coimpa Industrial LTDA	Brazil	CID004010	Conformant
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	CID000343	Outreach Required

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID	RMAP Audit Status
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany	CID002867	Outreach Required
Gold	Dijllah Gold Refinery FZC	United Arab Emirates	CID003348	Outreach Required
Gold	Dongwu Gold Group	China	CID003663	Outreach Required
Gold	Dowa	Japan	CID000401	Conformant
Gold	DSC (Do Sung Corporation)	Korea, Republic Of	CID000359	Conformant
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan	CID000425	Conformant
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan	CID003424	Conformant
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan	CID003425	Conformant
Gold	Elite Industech Co., Ltd.	Taiwan, Province Of China	CID004755	Conformant
Gold	Emerald Jewel Industry India Limited (Unit 1)	India	CID003487	Outreach Required
Gold	Emerald Jewel Industry India Limited (Unit 2)	India	CID003488	Outreach Required
Gold	Emerald Jewel Industry India Limited (Unit 3)	India	CID003489	Outreach Required
Gold	Emerald Jewel Industry India Limited (Unit 4)	India	CID003490	Outreach Required
Gold	Emirates Gold DMCC	United Arab Emirates	CID002561	Non Conformant
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe	CID002515	RMI Due Diligence Review - Unable to Proceed
Gold	Fujairah Gold FZC	United Arab Emirates	CID002584	Outreach Required
Gold	GG Refinery Ltd.	Tanzania, United Republic Of	CID004506	Conformant
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	India	CID002852	Non Conformant
Gold	Gold by Gold Colombia	Colombia	CID003641	Conformant
Gold	Gold Coast Refinery	Ghana	CID003186	Outreach Required
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	CID002243	Conformant
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	CID001909	Outreach Required
Gold	Guangdong Jinding Gold Limited	China	CID002312	Outreach Required
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	CID000651	Outreach Required
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	CID000671	Outreach Required
Gold	Heimerle + Meule GmbH	Germany	CID000694	Conformant
Gold	Heraeus Germany GmbH Co. KG	Germany	CID000711	Conformant
Gold	Heraeus Metals Hong Kong Ltd.	China	CID000707	Conformant
Gold	Hunan Chenzhou Mining Co., Ltd.	China	CID000767	Outreach Required
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China	CID000773	Outreach Required
Gold	HwaSeong CJ CO., LTD.	Korea, Republic Of	CID000778	Communication Suspended - Not Interested
Gold	Impala Platinum - Platinum Metals Refinery (PMR)	South Africa	CID004714	Conformant
Gold	Industrial Refining Company	Belgium	CID002587	Non Conformant
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	CID000801	Conformant
Gold	International Precious Metal Refiners	United Arab Emirates	CID002562	Outreach Required
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	CID000807	Conformant

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID	RMAP Audit Status
Gold	Istanbul Gold Refinery	Turkey	CID000814	Conformant
Gold	Italpreziosi	Italy	CID002765	Conformant
Gold	JALAN & Company	India	CID002893	Outreach Required
Gold	Japan Mint	Japan	CID000823	Conformant
Gold	Jiangxi Copper Co., Ltd.	China	CID000855	Conformant
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	CID000927	RMI Due Diligence Review - Unable to Proceed
Gold	JSC Novosibirsk Refinery	Russian Federation	CID000493	RMI Due Diligence Review - Unable to Proceed
Gold	JSC Uralelectromed	Russian Federation	CID000929	RMI Due Diligence Review - Unable to Proceed
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	CID000937	Conformant
Gold	K.A. Rasmussen	Norway	CID003497	Outreach Required
Gold	Kaloti Precious Metals	United Arab Emirates	CID002563	RMI Due Diligence Review - Unable to Proceed
Gold	Kazakhmys Smelting LLC	Kazakhstan	CID000956	Outreach Required
Gold	Kazzinc	Kazakhstan	CID000957	Conformant
Gold	Kennecott Utah Copper LLC	United States Of America	CID000969	Conformant
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	CID002511	Conformant
Gold	Kojima Chemicals Co., Ltd.	Japan	CID000981	Conformant
Gold	Korea Zinc Co., Ltd.	Korea, Republic Of	CID002605	Conformant
Gold	Kundan Care Products Ltd.	India	CID003463	Outreach Required
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	CID001029	Non Conformant
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation	CID002865	RMI Due Diligence Review - Unable to Proceed
Gold	L'azurde Company For Jewelry	Saudi Arabia	CID001032	RMI Due Diligence Review - Unable to Proceed
Gold	Lingbao Gold Co., Ltd.	China	CID001056	Outreach Required
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	CID001058	Outreach Required
Gold	L'Orfebre S.A.	Andorra	CID002762	Non Conformant
Gold	LS MnM Inc.	Korea, Republic Of	CID001078	Conformant
Gold	LT Metal Ltd.	Korea, Republic Of	CID000689	Conformant
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	CID001093	Outreach Required
Gold	Marsam Metals	Brazil	CID002606	Non Conformant
Gold	Materion	United States Of America	CID001113	Conformant
Gold	Matsuda Sangyo Co., Ltd.	Japan	CID001119	Conformant
Gold	MD Overseas	India	CID003548	Outreach Required
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa	CID003575	Conformant
Gold	Metallix Refining Inc.	United States Of America	CID003557	Outreach Required
Gold	Metalor Technologies (Hong Kong) Ltd.	China	CID001149	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	CID001152	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	China	CID001147	Conformant

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID	RMAP Audit Status
Gold	Metalor Technologies S.A.	Switzerland	CID001153	Conformant
Gold	Metalor USA Refining Corporation	United States Of America	CID001157	Conformant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	CID001161	Conformant
Gold	Mitsubishi Materials Corporation	Japan	CID001188	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001193	Conformant
Gold	MKS PAMP SA	Switzerland	CID001352	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	India	CID002509	Conformant
Gold	Modeltech Sdn Bhd	Malaysia	CID002857	Non Conformant
Gold	Morris and Watson	New Zealand	CID002282	Outreach Required
Gold	Moscow Special Alloys Processing Plant	Russian Federation	CID001204	RMI Due Diligence Review - Unable to Proceed
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	CID001220	Conformant
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	CID001236	Conformant
Gold	NH Recytech Company	Korea, Republic Of	CID003189	Conformant
Gold	Nihon Material Co., Ltd.	Japan	CID001259	Conformant
Gold	NOBLE METAL SERVICES	United States Of America	CID003690	Outreach Required
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	CID002779	Active
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	CID001325	Conformant
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation	CID001326	RMI Due Diligence Review - Unable to Proceed
Gold	Pease & Curren	United States Of America	CID002872	Communication Suspended - Not Interested
Gold	Penglai Penggang Gold Industry Co., Ltd.	China	CID001362	Outreach Required
Gold	Planta Recuperadora de Metales SpA	Chile	CID002919	Conformant
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	CID001386	RMI Due Diligence Review - Unable to Proceed
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	CID001397	Conformant
Gold	PX Precinox S.A.	Switzerland	CID001498	Conformant
Gold	QG Refining, LLC	United States Of America	CID003324	Outreach Required
Gold	Rand Refinery (Pty) Ltd.	South Africa	CID001512	Conformant
Gold	Refinery of Seemine Gold Co., Ltd.	China	CID000522	Outreach Required
Gold	REMONDIS PMR B.V.	Netherlands	CID002582	Conformant
Gold	Royal Canadian Mint	Canada	CID001534	Conformant
Gold	SAAMP	France	CID002761	Non Conformant
Gold	Sabin Metal Corp.	United States Of America	CID001546	Communication Suspended - Not Interested
Gold	Safimet S.p.A	Italy	CID002973	Non Conformant
Gold	SAFINA A.S.	Czechia	CID002290	Conformant
Gold	Sai Refinery	India	CID002853	Outreach Required
Gold	Sam Precious Metals	United Arab Emirates	CID003666	In Communication

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID	RMAP Audit Status
Gold	Samduck Precious Metals	Korea, Republic Of	CID001555	Non Conformant
Gold	Samwon Metals Corp.	Korea, Republic Of	CID001562	Communication Suspended - Not Interested
Gold	SEMPSA Joyeria Plateria S.A.	Spain	CID001585	Conformant
Gold	Shandong Gold Smelting Co., Ltd.	China	CID001916	Conformant
Gold	Shandong Humon Smelting Co., Ltd.	China	CID002525	Outreach Required
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	CID001619	Outreach Required
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	CID001622	Conformant
Gold	Shenzhen CuiLu Gold Co., Ltd.	China	CID002750	Outreach Required
Gold	SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.	China	CID004435	Outreach Required
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China	CID002527	Outreach Required
Gold	Shirpur Gold Refinery Ltd.	India	CID002588	Outreach Required
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	CID001736	Conformant
Gold	Singway Technology Co., Ltd.	Taiwan, Province Of China	CID002516	Non Conformant
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	CID001756	RMI Due Diligence Review - Unable to Proceed
Gold	Solar Applied Materials Technology Corp.	Taiwan, Province Of China	CID001761	Conformant
Gold	Sovereign Metals	India	CID003383	Outreach Required
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania	CID003153	Outreach Required
Gold	Sudan Gold Refinery	Sudan	CID002567	Outreach Required
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	CID001798	Conformant
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic Of	CID002918	Conformant
Gold	Super Dragon Technology Co., Ltd.	Taiwan, Province Of China	CID001810	Outreach Required
Gold	T.C.A S.p.A	Italy	CID002580	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	CID001875	Conformant
Gold	Tokuriki Honten Co., Ltd.	Japan	CID001938	Conformant
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	CID001947	Outreach Required
Gold	TOO Tau-Ken-Altyn	Kazakhstan	CID002615	Conformant
Gold	Torecom	Korea, Republic Of	CID001955	Non Conformant
Gold	Umicore Precious Metals Thailand	Thailand	CID002314	Non Conformant
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	CID001980	Conformant
Gold	United Precious Metal Refining, Inc.	United States Of America	CID001993	Conformant
Gold	Valcambi S.A.	Switzerland	CID002003	Conformant
Gold	WEEEREFINING	France	CID003615	Conformant
Gold	Western Australian Mint (T/a The Perth Mint)	Australia	CID002030	Conformant
Gold	WIELAND Edelmetalle GmbH	Germany	CID002778	Conformant
Gold	Yamakin Co., Ltd.	Japan	CID002100	Conformant

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID	RMAP Audit Status
Gold	Yokohama Metal Co., Ltd.	Japan	CID002129	Conformant
Gold	Yunnan Copper Industry Co., Ltd.	China	CID000197	Outreach Required
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	CID002224	Conformant
Tantalum	5D Production OU	Estonia	CID003926	Outreach Required
Tantalum	AMG Brasil	Brazil	CID001076	Conformant
Tantalum	D Block Metals, LLC	United States Of America	CID002504	Conformant
Tantalum	F&X Electro-Materials Ltd.	China	CID000460	Conformant
Tantalum	FIR Metals & Resource Ltd.	China	CID002505	Conformant
Tantalum	Global Advanced Metals Aizu	Japan	CID002558	Conformant
Tantalum	Global Advanced Metals Boyertown	United States Of America	CID002557	Conformant
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China	CID000291	Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	CID002492	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	CID002512	Conformant
Tantalum	Jiangxi Sanshi Nonferrous Metals Co., Ltd	China	CID004813	In Communication
Tantalum	Jiangxi Tuohong New Raw Material	China	CID002842	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	CID000914	Conformant
Tantalum	Jiujiang Tanbre Co., Ltd.	China	CID000917	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	CID002506	Conformant
Tantalum	KEMET de Mexico	Mexico	CID002539	Conformant
Tantalum	Materion Newton Inc.	United States Of America	CID002548	Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	India	CID001163	Conformant
Tantalum	Mineracao Taboca S.A.	Brazil	CID001175	Conformant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001192	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	CID001277	Conformant
Tantalum	NPM Silmet AS	Estonia	CID001200	Conformant
Tantalum	PowerX Ltd.	Rwanda	CID004054	Conformant
Tantalum	QuantumClean	United States Of America	CID001508	Conformant
Tantalum	Resind Industria e Comercio Ltda.	Brazil	CID002707	Conformant
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	China	CID003583	Conformant
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	CID001769	RMI Due Diligence Review - Unable to Proceed
Tantalum	Taki Chemical Co., Ltd.	Japan	CID001869	Conformant
Tantalum	TANIOBIS Co., Ltd.	Thailand	CID002544	Conformant
Tantalum	TANIOBIS GmbH	Germany	CID002545	Conformant
Tantalum	TANIOBIS Japan Co., Ltd.	Japan	CID002549	Conformant
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany	CID002550	Conformant
Tantalum	Telex Metals	United States Of America	CID001891	Conformant

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID	RMAP Audit Status
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	CID001969	Conformant
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China	CID000616	Conformant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China	CID002508	Conformant
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	CID001522	Conformant
Tin	Alpha	United States Of America	CID000292	Conformant
Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam	CID002703	Outreach Required
Tin	Aurubis Beerse	Belgium	CID002773	Conformant
Tin	Aurubis Berango	Spain	CID002774	Conformant
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	CID000228	Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	CID003190	Conformant
Tin	China Tin Group Co., Ltd.	China	CID001070	Conformant
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil	CID003486	Conformant
Tin	CRM Synergies	Spain	CID003524	Conformant
Tin	CV Ayi Jaya	Indonesia	CID002570	Conformant
Tin	CV Venus Inti Perkasa	Indonesia	CID002455	Conformant
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China	CID003356	Non Conformant
Tin	Dowa	Japan	CID000402	Conformant
Tin	DS Myanmar	Myanmar	CID003831	Conformant
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam	CID002572	Non Conformant
Tin	EM Vinto	Bolivia (Plurinational State Of)	CID000438	Conformant
Tin	Estanho de Rondonia S.A.	Brazil	CID000448	Conformant
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil	CID003582	Non Conformant
Tin	Fenix Metals	Poland	CID000468	Conformant
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China	CID003410	Outreach Required
Tin	Gejiu Kai Meng Industry and Trade LLC	China	CID000942	Non Conformant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	CID000538	Conformant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	CID001908	Non Conformant
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	CID000555	Non Conformant
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	CID003116	Conformant
Tin	HuiChang Hill Tin Industry Co., Ltd.	China	CID002844	Conformant
Tin	Jiangxi New Nanshan Technology Ltd.	China	CID001231	Conformant
Tin	Luna Smelter, Ltd.	Rwanda	CID003387	Conformant
Tin	Ma'anshan Weitai Tin Co., Ltd.	China	CID003379	Non Conformant
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil	CID002468	Conformant
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	CID001105	Conformant

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID	RMAP Audit Status
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	Malaysia	CID004434	Conformant
Tin	Melt Metais e Ligas S.A.	Brazil	CID002500	Active
Tin	Metallic Resources, Inc.	United States Of America	CID001142	Conformant
Tin	Mineracao Taboca S.A.	Brazil	CID001173	Conformant
Tin	Mining Minerals Resources SARL	Congo, Democratic Republic Of The	CID004065	Conformant
Tin	Minsur	Peru	CID001182	Conformant
Tin	Mitsubishi Materials Corporation	Japan	CID001191	Conformant
Tin	Modeltech Sdn Bhd	Malaysia	CID002858	Non Conformant
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam	CID002573	Outreach Required
Tin	Novosibirsk Tin Combine	Russian Federation	CID001305	RMI Due Diligence Review - Unable to Proceed
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	CID001314	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	CID002517	Conformant
Tin	Operaciones Metalurgicas S.A.	Bolivia (Plurinational State Of)	CID001337	Conformant
Tin	Pongpipat Company Limited	Myanmar	CID003208	Outreach Required
Tin	Precious Minerals and Smelting Limited	India	CID003409	Non Conformant
Tin	PT Aries Kencana Sejahtera	Indonesia	CID000309	Conformant
Tin	PT Artha Cipta Langgeng	Indonesia	CID001399	Conformant
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	CID002503	Conformant
Tin	PT Babel Inti Perkasa	Indonesia	CID001402	Conformant
Tin	PT Babel Surya Alam Lestari	Indonesia	CID001406	Conformant
Tin	PT Bangka Prima Tin	Indonesia	CID002776	Conformant
Tin	PT Bangka Serumpun	Indonesia	CID003205	Conformant
Tin	PT Bangka Tin Industry	Indonesia	CID001419	Conformant
Tin	PT Belitung Industri Sejahtera	Indonesia	CID001421	Conformant
Tin	PT Bukit Timah	Indonesia	CID001428	Conformant
Tin	PT Cipta Persada Mulia	Indonesia	CID002696	Conformant
Tin	PT Menara Cipta Mulia	Indonesia	CID002835	Conformant
Tin	PT Mitra Stania Prima	Indonesia	CID001453	Conformant
Tin	PT Mitra Sukses Globalindo	Indonesia	CID003449	Conformant
Tin	PT Panca Mega Persada	Indonesia	CID001457	Outreach Required
Tin	PT Premium Tin Indonesia	Indonesia	CID000313	Conformant
Tin	PT Prima Timah Utama	Indonesia	CID001458	Conformant
Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia	CID003868	Conformant
Tin	PT Rajawali Rimba Perkasa	Indonesia	CID003381	Conformant
Tin	PT Rajehan Ariq	Indonesia	CID002593	Conformant
Tin	PT Refined Bangka Tin	Indonesia	CID001460	Conformant
Tin	PT Sariwiguna Binasentosa	Indonesia	CID001463	Conformant

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID	RMAP Audit Status
Tin	PT Stanindo Inti Perkasa	Indonesia	CID001468	Conformant
Tin	PT Sukses Inti Makmur	Indonesia	CID002816	Conformant
Tin	PT Timah Nusantara	Indonesia	CID001486	Conformant
Tin	PT Timah Tbk Kundur	Indonesia	CID001477	Conformant
Tin	PT Timah Tbk Mentok	Indonesia	CID001482	Conformant
Tin	PT Tinindo Inter Nusa	Indonesia	CID001490	Conformant
Tin	PT Tirus Putra Mandiri	Indonesia	CID002478	Outreach Required
Tin	PT Tommy Utama	Indonesia	CID001493	Conformant
Tin	Resind Industria e Comercio Ltda.	Brazil	CID002706	Conformant
Tin	RIKAYAA GREENTECH PRIVATE LIMITED	India	CID004692	Outreach Required
Tin	Rui Da Hung	Taiwan, Province Of China	CID001539	Conformant
Tin	Super Ligas	Brazil	CID002756	Conformant
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	Japan	CID004403	Conformant
Tin	Thaisarco	Thailand	CID001898	Conformant
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China	CID002180	Conformant
Tin	Tin Technology & Refining	United States Of America	CID003325	Conformant
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam	CID002574	Outreach Required
Tin	VQB Mineral and Trading Group JSC	Viet Nam	CID002015	Outreach Required
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	CID002036	Conformant
Tin	Woodcross Smelting Company Limited	Uganda	CID004724	Conformant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	CID002158	Conformant
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China	CID003397	Conformant
Tungsten	A.L.M.T. Corp.	Japan	CID000004	Conformant
Tungsten	ACL Metais Eireli	Brazil	CID002833	Non Conformant
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil	CID003427	Non Conformant
Tungsten	Artek LLC	Russian Federation	CID003553	RMI Due Diligence Review - Unable to Proceed
Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam	CID002502	Conformant
Tungsten	China Molybdenum Tungsten Co., Ltd.	China	CID002641	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	CID000258	Conformant
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China	CID000281	Outreach Required
Tungsten	Cronimet Brasil Ltda	Brazil	CID003468	Conformant
Tungsten	DONGKUK INDUSTRIES CO., LTD.	Korea, Republic Of	CID004060	Outreach Required
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	China	CID003609	Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	CID002315	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	CID002494	Conformant
Tungsten	Global Tungsten & Powders LLC	United States Of America	CID000568	Conformant

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID	RMAP Audit Status
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	CID000218	Conformant
Tungsten	H.C. Starck Tungsten GmbH	Germany	CID002541	Conformant
Tungsten	HANNAE FOR T Co., Ltd.	Korea, Republic Of	CID003978	Outreach Required
Tungsten	Hubei Green Tungsten Co., Ltd.	China	CID003417	Conformant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	CID000766	Conformant
Tungsten	Hunan Jintai New Material Co., Ltd.	China	CID000769	Non Conformant
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	China	CID002513	Conformant
Tungsten	Hydrometallurg, JSC	Russian Federation	CID002649	RMI Due Diligence Review - Unable to Proceed
Tungsten	Japan New Metals Co., Ltd.	Japan	CID000825	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	CID002551	Conformant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	CID002321	Conformant
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China	CID002313	Communication Suspended - Not Interested
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	CID002318	Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	CID002317	Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	CID002316	Conformant
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Russian Federation	CID003408	RMI Due Diligence Review - Unable to Proceed
Tungsten	Kenee Mining Corporation Vietnam	Viet Nam	CID004619	Conformant
Tungsten	Kennametal Fallon	United States Of America	CID000966	Conformant
Tungsten	Kennametal Huntsville	United States Of America	CID000105	Conformant
Tungsten	Lianyou Metals Co., Ltd.	Taiwan, Province Of China	CID003407	Conformant
Tungsten	Lianyou Resources Co., Ltd.	Taiwan, Province Of China	CID004397	Conformant
Tungsten	LLC Vostok	Russian Federation	CID003643	RMI Due Diligence Review - Unable to Proceed
Tungsten	MALAMET SMELTING SDN. BHD.	Malaysia	CID004056	Outreach Required
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	CID002319	Conformant
Tungsten	Masan High-Tech Materials	Viet Nam	CID002543	Conformant
Tungsten	Moliren Ltd.	Russian Federation	CID002845	RMI Due Diligence Review - Unable to Proceed
Tungsten	Nam Viet Cromit Joint Stock Company	Viet Nam	CID004034	Outreach Required
Tungsten	Niagara Refining LLC	United States Of America	CID002589	Conformant
Tungsten	NPP Tyazhmetprom LLC	Russian Federation	CID003416	RMI Due Diligence Review - Unable to Proceed
Tungsten	OOO “Technolom” 1	Russian Federation	CID003614	RMI Due Diligence Review - Unable to Proceed
Tungsten	OOO “Technolom” 2	Russian Federation	CID003612	RMI Due Diligence Review - Unable to Proceed
Tungsten	Philippine Bonway Manufacturing Industrial Corporation	Philippines	CID004797	Conformant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	CID002827	Conformant
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	China	CID004430	Conformant

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID	RMAP Audit Status
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany	CID002542	Conformant
Tungsten	Tungsten Vietnam Joint Stock Company	Viet Nam	CID003993	Conformant
Tungsten	Unecha Refractory metals plant	Russian Federation	CID002724	Non Conformant
Tungsten	Wolfram Bergbau und Hutten AG	Austria	CID002044	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	CID002320	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	China	CID002082	Conformant
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	China	CID003662	Outreach Required

APPENDIX B

This list of potential countries of origin is populated based on publicly available information, our RCOI and due diligence. It is important to note that this is also based on company level responses and therefore, it is not certain which of these countries of origin can be linked to our products.
Afghanistan, Aland Islands, Albania, American Samoa, Andorra, Angola, Argentina, Armenia, Aruba, Australia, Austria, Azerbaijan, Bahamas, Barbados, Belarus, Belgium, Benin, Bermuda, Bolivia, Brazil, Bulgaria, Burkina Faso, Burundi, Cambodia, Canada, Central African Republic, Chile, China, Colombia, Czech Republic, Djibouti, Dominica, Dominican Republic, DRC or an adjoining country (Covered Countries), Ecuador, Egypt, Eritrea, Estonia, Ethiopia, Finland, France, Georgia, Germany, Ghana, Guinea, Guam, Guatemala, Guinea, Guyana, Honduras, Hong Kong, Hungary, India, Indonesia, Ireland, Israel, Italy, Japan, Jersey, Kazakhstan, Kenya, Korea, Kyrgyzstan, Liberia, Liechtenstein, Lithuania, Luxembourg, Madagascar, Malaysia, Mali, Mauritania, Mexico, Mongolia, Morocco, Mozambique, Myanmar, Namibia, Netherlands, New Zealand, Nicaragua, Niger, Nigeria, Norway, Panama, Papua New Guinea, Peru, Philippines, Poland, Portugal, Republic of Korea, Russian Federation, Rwanda, Saudi Arabia, Senegal, Sierra Leone, Singapore, Slovakia, Slovenia, South Africa, Spain, Sudan, Suriname, Sweden, Switzerland, Taiwan, Tajikistan, Tanzania, Thailand, Turkey, Uganda, United Arab Emirates, United Kingdom, United States of America, Uzbekistan, Vietnam, Zambia, Zimbabwe